Exhibit 99.4

BOARD OF GOVERNORS OF THE

FEDERAL RESERVE SYSTEM

Washington, D. C. 20551

FORM 10-QSB

☒	QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2005

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

For the transition period from                      to

Commission File No. N/A

Albemarle First Bank

(Exact name of small business issuer as specified in its charter)

Virginia	54-1882473
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1265 Seminole Trail

P. O. Box 7704

Charlottesville, Virginia 22906

(Address of principal executive offices)

(434) 973-1664

(Issuer’s telephone number)

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes  ☒    No  ☐

As of August 5, 2005, the latest practicable date for determination, 1,690,903 shares of common stock, par value $4.00 per share, of the issuer were outstanding.

Transitional Small Business Disclosure Format (check one): Yes   ☐    No  ☒

ALBEMARLE FIRST BANK

Part 1. FINANCIAL INFORMATION

Item 1.	Financial Statements

ALBEMARLE FIRST BANK

Balance Sheets

June 30, 2005 and December 31, 2004

	June 30, 2005 (unaudited)	December 31, 2004 (audited)
Assets
Cash and due from banks	$2,811,684	$1,880,664
Federal funds sold	299,456	618,275
Interest-bearing deposits with banks	384,236	227,017
Investment securities available for sale	17,434,945	18,502,362
Restricted equity securities	944,860	899,280
Loans, net	92,330,538	91,261,486
Property and equipment, net	4,853,116	4,787,392
Accrued interest receivable	489,600	415,684
Other assets	1,979,049	2,034,337

Total assets	$121,527,484	$120,626,497

Liabilities and Stockholders’ Equity
Liabilities
Noninterest-bearing deposits	$13,849,442	$13,872,969
Interest-bearing deposits	30,291,747	31,569,056
Savings deposits	8,640,479	9,481,962
Time deposits	48,598,858	44,615,898

Total deposits	101,380,526	99,539,885
Federal funds purchased and securities sold under agreement to repurchase	2,483,225	3,564,146
Other borrowings	6,000,000	7,000,000
Accrued interest payable	99,663	72,412
Accrued expenses and other liabilities	246,267	180,797

Total liabilities	110,209,681	110,357,240

Commitments and contingencies	—	—
Stockholders’ equity
Common stock, $4.00 par value, 3,000,000 shares authorized; 1,690,903 and 1,601,182 shares issued and outstanding for June 30, 2005, and December 31, 2004, respectively.	6,763,612	6,404,728
Additional paid-in capital	7,887,769	7,304,583
Accumulated deficit	(3,118,690)	(3,139,007)
Accumulated other comprehensive income (loss)	(214,888)	(301,047)

Total stockholders’ equity	11,317,803	10,269,257

Total liabilities and stockholders’ equity	$121,527,484	$120,626,497

See Notes to Financial Statements

ALBEMARLE FIRST BANK

Statements of Income (Unaudited)

For the Three and Six

Months Ended June 30, 2005 and 2004

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Interest income
Loans and fees on loans	$1,582,545	$1,206,658	$3,014,635	$2,292,712
Federal funds sold	5,534	1,151	10,144	4,760
Investment securities	151,411	179,294	308,615	386,645
Interest-bearing deposits with banks	4,129	2,134	6,131	2,361

Total interest and dividend income	1,743,619	1,389,237	3,339,525	2,686,478
Interest expense
Demand and savings deposits	103,939	51,381	195,579	102,737
Time deposits	395,381	302,672	740,343	602,476
Borrowings	64,188	27,643	138,776	46,406

Total interest expense	563,508	381,696	1,074,698	751,619

Net interest income	1,180,111	1,007,541	2,264,827	1,934,859
Provision for loan losses	174,752	35,000	254,752	50,300

Net interest income after provision for loan losses	1,005,359	972,541	2,010,075	1,884,559
Noninterest income
Service charges	79,538	98,871	151,823	181,631
Gains on sales of securities	1,842	—	1,842	2,234
Loss on sale of fixed	—	(1,855)	—	(1,855)
Mortgage banking	10,692	18,246	17,173	23,285
Visa and debit card income	19,504	13,074	38,351	25,310
Other	51,223	25,506	59,600	50,484

Total noninterest income	162,799	153,842	268,789	281,089
Noninterest expense
Salaries	546,085	517,169	1,067,222	985,565
Employee benefits	126,622	130,905	248,191	250,185
Occupancy expense	62,829	61,578	110,368	121,769
Equipment expense	69,053	65,837	142,822	145,113
Advertising	30,124	38,890	47,187	57,207
Data processing fees	63,188	41,429	126,712	95,802
Franchise tax	16,018	11,639	30,733	25,719
Professional services	116,782	47,594	180,298	82,915
Supplies	42,314	56,858	85,543	109,921
Foreclosed assets, net	—	9,201	—	34,965
Other operating expense	111,128	115,058	209,005	221,478

Total noninterest expense	1,184,143	1,096,158	2,248,081	2,130,639
Income (loss) before income tax expense	(15,985)	30,225	30,783	35,009

Income tax expense (benefit)	(5,435)	10,271	10,466	11,897

Net income (loss)	$(10,550)	$19,954	$20,317	$23,112

Basic earnings (loss) per share	$(0.01)	$0.01	$0.01	$0.01
Diluted earnings (loss) per share	$(0.01)	$0.01	$0.01	$0.01
Weighted average shares outstanding	1,609,560	1,589,182	1,605,371	1,589,182
Diluted weighted average shares outstanding	1,656,124	1,589,182	1,643,736	1,589,182

See Notes to Financial Statements

ALBEMARLE FIRST BANK

Statements of Changes in Stockholders’ Equity (unaudited)

For the Six Months Ended June 30, 2004 and 2005

	Common Stock (Shares)	Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 2003	1,589,189	$6,356,728	$7,232,903	$(3,239,615)	$(246,675)	$10,103,341
Comprehensive Income (loss)
Net income	—	—	—	23,112	—	23,112
Unrealized holding loss arising during the period, net of tax benefit of $64,613	—	—	—	—	(125,426)	—
Reclassification adjustment for losses included in net income, net of tax effect of $760	—	—	—	—	(1,474)	(126,900)

Total comprehensive income (loss)						(103,788)

Balance, June 30, 2004	1,589,189	$6,356,728	$7,232,903	$(3,216,503)	$(373,575)	$9,999,553
Balance, December 31, 2004	1,601,182	$6,404,728	$7,304,583	$(3,139,007)	$(301,047)	$10,269,257
Comprehensive Income
Net income	—	—	—	20,317	—	20,317
Unrealized holding gains arising during the period, net of tax effect of $43,758	—	—	—	—	84,943	84,943
Reclassification adjustment for gains included in net income, net of tax effect of $626	—	—	—	—	1,216	1,216
Total comprehensive income						106,476
Warrants, exercised	89,721	358,884	583,186	—	—	942,070

Balance, June 30, 2005	1,690,903	$6,763,612	$7,887,769	$(3,118,690)	$(214,888)	$11,317,803

See Notes to Financial Statements

ALBEMARLE FIRST BANK

Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2005 and 2004

	June 30,
	2005	2004
Cash flows from operating activities
Net Income	$20,317	$23,112
Adjustments to reconcile net income to net cash provided by operations:
Provision for loan losses	254,752	50,300
Depreciation and amortization	136,817	148,113
Gains on sale of investment securities	(1,842)	(2,234)
Losses on sale of Bank property and equipment	—	1,855
Accretion income	13,957	43,328
Deferred income tax expense (benefit)	10,466	(10,271)
Changes in assets and liabilities:
Accrued interest receivable and other assets	(73,479)	(10,401)
Accrued interest payable and other liabilities	92,721	(104,181)

Net cash provided by operating activities	453,709	139,621

Cash flows from investing activities
Proceeds from sale, maturity or call of securities available for sale	1,931,203	4,164,241
Purchases of securities available for sale	(745,357)	—
Purchases of Federal Home Loan Bank Stock	(28,300)	(189,800)
Net increase in interest-bearing deposits with other banks	(157,219)	(157,422)
Purchases of Other Equity Securities	(17,280)	(18,225)
Net increase in loans	(1,323,804)	(17,181,058)
Purchases of property and equipment	(202,541)	(27,862)
Proceeds from the sale of property and equipment	—	2,000
Proceeds from sale of other real estate	—	559,554

Net cash used in investing activities	(543,298)	(12,848,572)

Cash flows from financing activities
Net increase in deposits	1,840,641	2,035,609
Net increase (decrease) in securities sold under agreements to repurchase	(1,655,921)	1,741,550
Net increase in federal funds purchased	575,000	600,000
Net increase (decrease) in Federal Home Loan Bank advances	(1,000,000)	7,000,000
Proceeds from exercise of warrants	942,070	—

Net cash provided by financing activities	701,790	11,377,159

Net (decrease) in cash and cash equivalents	612,201	(1,331,792)
Cash and cash equivalents, beginning	2,498,939	4,081,666

Cash and cash equivalents, ending	$3,111,140	$2,749,874

Supplemental disclosure of cash flow information
Interest paid	$1,047,447	$750,997

See Notes to Financial Statements

ALBEMARLE FIRST BANK

Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2005 and 2004

NOTE 1	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Albemarle First Bank (the Bank) is a Virginia banking corporation, incorporated under the laws of Virginia on January 23, 1998, and began operating as a state-chartered bank on December 28, 1998. The Bank operates three full service branches serving the City of Charlottesville, Albemarle County, Greene County, and the surrounding areas.

The Bank provides a complete range of banking and financial services to the individuals and businesses within Charlottesville, Albemarle and Greene Counties, and the surrounding area. As a community-oriented and locally owned institution, we offer a variety of deposit products to our customers including checking and savings accounts, money market accounts, and certificates of deposit. These funds are reinvested in the community by meeting our customers’ needs for commercial and real estate loans, mortgages, and consumer loans.

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (GAAP) for interim financial information and the general instructions to Form 10-QSB. Accordingly, they do not include all information and footnotes required by GAAP for complete financial statements. These interim financial statements should be read in conjunction with our audited financial statements and notes thereto included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Certain amounts in the prior years’ financial statements have been reclassified to conform to the current year presentation. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included.

Operating results for the three and six months periods ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005 or for any future period.

Cash and Cash Equivalents

For the purpose of presentation in the statement of cash flows, cash and cash equivalents are defined as those amounts included in the balance sheet captions “cash and due from banks” and “federal funds sold.”

ALBEMARLE FIRST BANK

Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2005 and 2004

NOTE 2	SECURITIES:

The carrying values, unrealized gains, unrealized losses and approximate fair values of investment securities at June 30, 2005 and December 31, 2004 are shown in the table below (in thousands):

	June 30, 2005
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$14,632	$1	$289	$14,344
Mortgage backed securities	3,129	—	38	3,091

	$17,761	$1	$327	$17,435

	December 31, 2004
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available for sale
U.S. Government agency securities	$15,133	$1	$458	$14,676
Mortgage backed securities	3,825	9	8	3,826

	$18,958	$10	$466	$18,502

NOTE 3	ALLOWANCE FOR LOAN LOSSES:

The following is a summary of transactions in the allowance for loan losses (in thousands):

	Six months ended
	June 30, 2005	June 30, 2004
Balance, beginning	$1,200	$955
Provision charged to operating expenses	255	50
Loans charged off	(120)	(21)
Recoveries of loans charged off	4	233

Balance, ending	$1,339	$1,217

NOTE 4	EARNINGS PER SHARE:

Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share is calculated using the weighted average number of common shares outstanding during the period, and shows the dilutive effect of common shares potentially outstanding due to the exercise of warrants and stock options.

The exercise of outstanding warrants and stock options is not assumed in computing diluted earnings per share for the six months ended June 30, 2004 because the exercise price of both the warrants and stock options were above the current market value as of June 30, 2004.

ALBEMARLE FIRST BANK

Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2005 and 2004

NOTE 5	STOCK-BASED COMPENSATION:

The Bank accounts for its stock-based compensation plans in the manner prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Bank is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, Accounting for Stock Based Compensation, but complies with the disclosure requirements set forth in the Statement (as amended by SFAS No. 148), which include disclosing pro forma net income (loss) as if the fair value based method of accounting had been applied.

	Six months ended June 30,
	2005	2004
Compensation cost recognized in income for all stock-based compensation awards	$—	$—

Pro forma net income (1)	$20,986	$21,693

Pro forma earnings per common share, basic (1)	$0.01	$0.01

Pro forma earnings per common share, diluted (1)	$0.01	$0.01

(1)	Based on SFAS No. 123.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

The following discussion is qualified in its entirety by the financial statements and accompanying notes appearing elsewhere in this report. In addition to the historical information contained herein, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Bank, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “may,” “will” or similar expressions. Although we believe our plans, intentions and expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain, and actual results, performance or achievements could differ materially from those contemplated. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, the legislative/regulatory climate, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area and accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements contained herein and you should not place undue reliance on such statements, which reflect our position as of the date of this report.

ALBEMARLE FIRST BANK

Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2005 and 2004

Agreement and Plan of Reorganization

On June 9, 2005, the Bank signed a definitive Agreement and Plan of Reorganization with Millennium Bankshares (“MBVA”). Upon completion of the proposed merger, the Bank will operate as a wholly owned subsidiary of MBVA. Under the terms of the definitive agreement, shareholders of Albemarle First Bank will receive, for each share of Albemarle First Bank common stock they own, a number of shares of Millennium Bankshares common stock with an aggregate market value equal to $15.82 per share or $15.82 in cash, subject to the limitation that no more than 50% of the total consideration will be in the form of cash. Shareholders of Albemarle First Bank may elect to receive Millennium Bankshares common stock, cash, or a combination of common stock and cash for their shares of Albemarle First Bank common stock, subject to pro ration in the event the aggregate cash elections exceed the 50% maximum.

The actual number of shares of Millennium Bankshares common stock to be issued in the transaction for each share of Albemarle First Bank will be determined based upon the average closing price of Millennium Bankshares for the 20 consecutive trading days ending on the fifth trading day prior to the effective date of the merger, subject to certain exceptions described in the definitive agreement, will not exceed 2.2600 or be less than 1.8833 shares of Millennium Bankshares common stock for each share of Albemarle First Bank common stock.

The merger is expected to close in the fourth quarter of 2005. The acquisition has been approved by the boards of directors of both companies and is subject to approvals by the shareholders of both compaines, as well as customary regulatory approvals.

Results of Operations

The Bank recorded a net loss of $11 thousand ($0.01 per diluted share) for the second quarter of 2005, compared to net income of $20 thousand ($0.01 per diluted share) for the second quarter of 2004. Net income for the six months ended June 30, 2005 was $20 thousand ($0.01 per diluted share), compared to $23 thousand ($0.01 per diluted share) for the same period of 2004. The Bank’s performance was impacted by additional legal and consulting expenses incurred in connection with the pending merger with Millennium Bankshares. Income before merger-related expenses (net of taxes) for the quarter ended June 30, 2005 was $37 thousand ($0.02 per diluted share), compared to $20 thousand ($0.01 per diluted share) for the same period last year. Income before merger-related expenses (net of taxes) for the six months ended June 30, 2005 was $68 thousand ($0.04 per diluted share) compared to $23 thousand, or $0.01 per diluted share, for the same period last year.

Net Interest Income

Net interest income for the three months ended June 30, 2005 was $1.2 million, a $173 thousand or 17.13% increase from the $1.0 million reported for the second quarter of 2004. The Bank’s net interest margin also increased to 4.16% during the second quarter of 2005, 42 basis points better than the 3.74% net interest margin from the second quarter of 2004. This improvement is the result of being positioned to benefit from the rising interest rate environment of the past twelve months and increases in the Bank’s loan portfolio during this same period. Average gross loans grew to $94.2 million in the second quarter of 2005 from $82.7 million during the second quarter of 2004.

On a year-to-date basis, net interest income for the six months ended June 30, 2005 was $2.3 million, compared to $1.9 million for the same period in 2004. This increase in net interest income was also related to the rising interest rate environment and the increase in the loan portfolio mentioned above. The Bank’s net interest margin also improved, rising to 3.99% during the first six months of 2005 from 3.75% during the same period of 2004. Key to the improvement in the net interest margin was the Bank’s strategy of gathering deposits. The Bank focused on gathering certificates of deposit and money market accounts during the past year to increase deposits without increasing rates on the entire deposit base. This strategy allowed the Bank to fund loan growth while continuing to improve its net interest margin. Due to the current competitive nature of the deposit market, the Bank is focusing on gathering low cost transaction account deposits. Table 1 summarizes the major components of net interest income and provides yields and average balances for the periods indicated.

ALBEMARLE FIRST BANK

Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2005 and 2004

Table 1. Net Interest Income and Average Balances (thousands)

	For the six months ended June 30, 2005				For the six months ended June 30, 2004
	Average Balance	Interest Income / Expense		Yield / Cost (2)	Average Balance	Interest Income / Expense		Yield / Cost (2)
Interest earning assets:
Loans	$93,182	$3,015	(1)	6.47%	$77,865	$2,293	(1)	5.89%
Federal funds sold	768	10		2.60%	1,055	5		0.95%
Investment securities	19,132	309		3.23%	24,042	387		3.22%
Interest bearing deposits at other banks	349	6		3.44%	357	2		1.12%

Total interest-earning assets	113,431	3,340			103,319	2,687

Yield on average interest-earning assets				5.89%				5.20%

Noninterest-earning assets:
Cash and due from banks	2,708				2,317
Premises and equipment	4,839				5,190
Interest receivable and other	2,488				2,849
Less: Allowance for loan loss	(1,238)				(1,052)

Total noninterest-earning assets	8,797				9,304
Total assets	$122,228				$112,623

Interest-bearing liabilities:
Demand deposits	$31,705	146		0.92%	$28,276	73		0.52%
Savings deposits	8,957	50		1.12%	11,368	31		0.55%
Time deposits	46,103	740		3.21%	39,870	602		3.02%
Other borrowings	10,315	139		2.70%	9,029	46		1.02%

Total interest-bearing liabilities	97,080	1,075			88,543	752

Cost on average interest- bearing liabilities				2.21%				1.70%

Noninterest-bearing liabilities:
Demand deposits	14,472				13,611
Interest payable and other	239				259

Total noninterest-bearing liabilities	14,711				13,870

Total liabilities	111,791				102,413
Stockholders’ equity	10,437				10,210

Total liabilities and stockholders’ equity	$122,228	$2,265			$112,623	$1,935

Net yield on average interest-earning assets				3.99%				3.75%

[1]	Includes amortization of net deferred loan cost for the periods ended June 30, 2005 and 2004.

[2]	Yields and rates are calculated based upon annualized numbers.

Noninterest Income

Noninterest income was $163 thousand in the second quarter of 2005, a $9 thousand increase when compared to the $154 thousand recorded for the second quarter of 2004. This increase in noninterest income stemmed from the Bank’s minority interest in two limited liability corporations, Bankers Title of Hampton Roads, LLC and Bankers Insurance, LLC. The Bank has partnered with the Virginia Bankers Association and other Virginia community banks in these ventures which through profit distributions and commissions generated revenue for the Bank totaling $25 thousand during the second quarter of 2005. The Bank’s service charges on deposit accounts were $80 thousand during the second quarter of 2005, a $19 thousand reduction when compared to $99 thousand during the same period of 2004. This change was largely due to a decrease in non-sufficient funds fees incurred by customers.

ALBEMARLE FIRST BANK

Statements of Cash Flows (Unaudited)

For the Six Months Ended June 30, 2005 and 2004

For the six months ended June 30, 2005 noninterest income totaled $269 thousand compared to $281 for the same period of the prior year. This decrease was largely due to a reduction in service charges on deposit accounts which totaled $152 thousand for the first six months of 2005, representing a $30 thousand decrease from 2004. This decrease is due to fewer non-sufficient funds fees on customer accounts. The Bank plans to promote its low cost deposit products during the remainder of 2005, which is expected to result in increased deposits and an improved net interest margin but which may negatively affect noninterest income.

Noninterest Expense

Noninterest expense was $1.2 million for the second quarter of 2005, approximately $88 thousand or 8.0% higher than the $1.1 million recorded for the second quarter of 2004. Professional fees were $117 thousand for the quarter ended June 30, 2005, representing a $69 thousand increase over the same period in 2004. This increase is attributed to the legal and consulting expenses related to the Bank’s pending merger with Millennium Bankshares. Much of the Bank’s management and staff resources were allocated to the pending merger during the first half of 2005. During the quarter ended June 30, 2005, the Bank’s total salaries and benefits expense was $673 thousand, a $33 thousand increase from the $648 thousand reported for the second quarter of 2004. During the past year additional salaries and wages have been required to accommodate the growth in both loans and deposits. The Bank’s objective continues to be growing the Bank’s loan portfolio and deposit base without significantly raising non-interest expenses. During the past year, the Bank has enhanced its data processing to provide better customer service and more comprehensive management reporting.

For the first six months of 2005 noninterest expenses totaled $2.2 million, compared to the $2.1 million reported during the same period in 2004. Professional expenses increased to $180 thousand, a $98 thousand increase from the prior year that was primarily related to legal and consulting expenses incurred in connection with the pending merger with Millennium Bankshares. Salaries and employee benefits also increased from $1.2 million during the first six months of 2004 to $1.3 million during the same period in 2005. The Bank has upgraded its staff in several key positions during the past year and allocated much of its resources toward the pending merger during the first six months of 2005. The Bank expects that the synergies created from the pending merger with Millennium Bankshares will have a positive impact on operating expenses.

Summary of Financial Condition

The Bank’s total assets as of June 30, 2005 were $121.5 million, representing a $901 thousand or 0.74% increase over the $120.6 million in total assets at the end of 2004. Net loans grew to a record $92.3 million at June 30, 2005, from $91.3 million at December 31, 2004. Deposits were $101.4 million at June 30, 2005 compared to $99.5 million at the end of 2004.

Loan Portfolio

The Bank’s net loan portfolio totaled $92.3 million as of June 30, 2005, representing a $1.1 million increase since the beginning of the year. The Bank experienced a significant increase in loan volume during 2004 and many of these loans matured in the first six months of 2005. The Bank was able to renew or replace these loans in a higher interest rate environment, thus increasing net loans and improving the Bank’s net interest margin. The local economy remains strong, and management is optimistic about future loan growth.

As of June 30, 2005, non-accrual loans totaled $2.5 million, an increase of approximately $700,000 over the $1.8 million reported as of December 31, 2004. All of the Bank’s non-accrual loans were made more than two years ago under prior management. Current management continues to monitor the non-accrual loan portfolio, working closely with customers to mitigate the Bank’s credit exposure.

Allowance for Loan Losses

The allowance for loan losses as of June 30, 2005 was $1.3 million or 1.43% of gross loans, compared to a balance of $1.2 million or 1.30% of gross loans as of December 31, 2004. The changes within the allowance for loan losses during the six months ended June 30, 2005 and 2004 are highlighted in Table II.

Table II

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

(In Thousands)

	For the Six Months Ended June 30,
	2005	2004
Allowance for loan losses, beginning	$1,200	$955
Provision for loan losses	255	50
Loans charged off:
Commercial	—	(10)
Real Estate - Mortgage	(81)	—
Real Estate - Construction	—	—
Consumer installment loans	(39)	(11)

Total	(120)	(21)
Recoveries:
Commercial	—	215
Real Estate - Mortgage	—	—
Real Estate - Construction	—	—
Consumer installment loans	4	18

Total	4	233

Net charge-offs	(116)	212

Allowance for loan losses, ending	$1,339	$1,217

The Bank recorded a total loan loss provision of $255 thousand during the first half of 2005, compared to $50 thousand during the same period of 2004. The increased provision is a product of current management’s continued diligence in monitoring the risk in the Bank’s watch list loans, primarily made by the Bank’s prior management team. The allowance for loan losses is evaluated on a regular basis by management and is based upon a periodic review of the following: collectibility of the loans, industry historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. As economic conditions and performance of loans change, it is possible that future increases may need to be made to the allowance for loan losses.

Investment Portfolio

The Bank’s investment portfolio is a source of interest income and provides the Bank with liquidity by pledging investments against available lines of credit. The investment portfolio totaled $17.4 million and $18.5 million as of June 30, 2005 and December 31, 2004, respectively. The investment portfolio consists of government agency bonds and fixed rate mortgage backed securities with a fair market value of $14.3 million and $3.1 million, respectively at June 30, 2005. The Bank recognized a $2 thousand gain on the sale of one agency bond during the first six months of 2005. This bond had a par value of $750 thousand, matured in 2012 and was sold to shorten the duration in the investment portfolio and reduce the risk of long-term losses in the portfolio. The Bond was replaced with an agency bond with a par value of $750 thousand that matures in 2007. Principal curtailments of the mortgage backed securities portfolio totaled $682 thousand during the first six months of 2005.

Deposits

Total deposits as of June 30, 2005 were $101.4 million, a 1.85% or $1.9 million increase from the December 31, 2004 total of $99.5 million. This growth occurred within certificates of deposit, which the Bank promoted during the first six months of 2005. During the past year, the Bank has focused on controlling interest expense by obtaining new certificates of deposit at competitive rates rather than increasing the interest rates for all deposit products. This strategy has been effective in increasing the net interest margin while funding loan growth. We are now beginning a campaign to attract transaction and money market accounts to the Bank, in order to grow deposits while maintaining a low cost of funds.

Capital

Stockholders’ equity totaled $11.3 million at June 30, 2005, an increase of $1.0 million over the $10.3 million reported at December 31, 2004. The Bank raised $942 thousand in additional capital through the exercise of warrants and stock options. Due to the pending merger with Millennium Bankshares, the Bank expects that additional capital will be raised through the exercise of warrants during the third quarter of 2005. Additionally, shareholder equity was positively impacted by unrealized after-tax gains in the investment portfolio of $86 thousand, and the $20 thousand in net income earned during the first half of 2005.

As of June 30, 2005 the Bank’s risk based capital ratios exceed those required to be designated “Well Capitalized” under Federal Reserve regulations. The Bank’s “tier 1” risk-based capital ratio was 10.84% and the total risk-based capital ratio was 12.09%. Both of these ratios are in excess of the minimum capital requirements of 4.00% and 8.00%, respectively. Additionally, the Bank’s “Tier 1” leverage capital ratio was 8.08%.

Liquidity and Interest Sensitivity

At June 30, 2005, the Bank had liquid assets of approximately $3.5 million in the form of cash, federal funds sold, and due from banks. Management believes that the Bank’s liquid assets are adequate to meet present and future financial obligations. Additional liquidity will be provided by growth in deposit accounts and loan repayments. In the event that additional funds are required, the Bank has the ability to purchase federal funds under established lines of credit with correspondent Banks and borrow from the Federal Home Loan Bank.

The Bank has an Asset/Liability Committee (ALCO) that analyzes the Bank’s interest rate sensitivity on a periodic basis. As shown in Table III the Bank is in a liability sensitive position during the next twelve-month period. This generally indicates that earnings would decrease in a rising interest rate environment as liabilities reprice more quickly than assets. However, ALCO and the Bank’s management have analyzed the characteristics of the assets and liabilities maturing and believe that net income should actually increase in a rising interest rate environment. The interest sensitive assets maturing over the next year are primarily loans that will reprice upward based on increases in the leading lending rates. Conversely, a large portion of the liabilities scheduled to reprice are demand deposit and savings accounts for which the Bank establishes rates. The Bank anticipates that these deposits will reprice at a slower rate than the interest rate sensitive loans. The Bank believes that given the present economic climate, the control management has over its asset mix and offering rates, and modifications made and being made regarding pricing strategies, the Bank is adequately positioned for the future.

Table III

INTEREST SENSITIVITY ANALYSIS

(In thousands of dollars)

As of June 30, 2005

	Maturities / Repricing
	1-3 Months	4-12 Months	13-36 Months	37-60 Months	Over 60 Months	Total
Earnings Assets:
Loans	$51,983	$7,330	$15,601	$14,925	$3,831	$93,670
Investments	—	2,968	8,749	3,271	3,392	18,380
Interest-bearing deposits with other banks	384	—	—	—	—	384
Federal funds sold	299	—	—	—	—	299

Total	$52,666	$10,298	$24,350	$18,196	$7,223	$112,733

Interest-bearing Liabilities:
Demand accounts	$30,292	$—	$—	$—	$—	$30,292
Savings accounts	8,640	—	—	—	—	8,640
Certificates of deposit	5,449	15,594	15,362	12,194	—	48,599
Other borrowings	8,483	—	—	—	—	8,483

Total	$52,864	$15,594	$15,362	$12,194	$—	$96,014

Interest sensitivity gap	$(198)	$(5,296)	$8,988	$6,002	$7,223	$16,719
Cumulative interest sensitivity gap	$(198)	$(5,494)	$3,494	$9,496	$16,719	$16,719
Ratio of sensitivity gap to total earning assets	-0.38%	-51.43%	36.91%	32.99%	100.00%	14.83%
Cumulative ratio of sensitivity gap to total earning assets	-0.38%	-8.73%	4.00%	9.00%	14.83%	14.83%

Table III reflects the earlier of the maturity or repricing dates for the Bank’s interest sensitive assets and liabilities at June 30, 2005. In preparing the above table, no assumptions were made with respect to loan prepayments or deposit run offs. Loan principal payments are included in the earliest period in which the loan matures or can be repriced. Principal payments on installment loans scheduled prior to maturity are included in the period of maturity or repricing. Investment securities are included at par value. Proceeds from the redemption of deposits in other banks are included in the period of maturity.

As of June 30, 2005, there have been no material changes to the off-balance sheet arrangements disclosed in “Management’s Discussion and Analysis” in the Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Critical Accounting Policies

There have been no material changes to the information concerning the Bank’s “Critical Accounting Policies” previously reported in the Bank’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board issued SFAS No. 123 (revised 2004) (“SFAS 123(R)”), Share-Based Payments. SFAS 123(R) requires all entities to recognize compensation expense in an amount equal to the fair value of share-based payments, such as stock options granted to employees. The Bank will most likely apply SFAS 123(R) on a modified prospective method. Under this method, the Bank is required to record compensation expense (as previous awards continue to vest) for the unvested portion of previously granted stock option awards that remain outstanding at the date of adoption. In addition, the Bank may elect to adopt SFAS 123(R) by restating previously issued financial statements, basing the amounts on the expense previously calculated and reported in the pro forma disclosures that had been required by SFAS 123, Accounting for Stock-Based Compensation. As a small business issuer, SFAS 123(R) is effective for the Bank for the first reporting period beginning after December 15, 2005.

Item 3.	Controls and Procedures

The Bank maintains a system of disclosure controls and procedures that is designed to ensure that material information is accumulated and communicated to management, including the Bank’s Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure. As required, management, with the participation of the Bank’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the Bank’s disclosure controls and procedures as of the end of the period covered by this report. Based on this evaluation, the Bank’s Chief Executive Officer and Chief Financial Officer concluded that the Bank’s disclosure controls and procedures were operating effectively to ensure that information required to be disclosed by us in reports that we file or submit under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized, and reported within the time periods specified in the relevant rules and forms.

Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that the Bank’s disclosure controls and procedures will detect or uncover every situation involving the failure of persons within the organization to disclose material information otherwise required to be set forth in the Bank’s periodic reports.

The Bank’s management is also responsible for establishing and maintaining adequate internal controls over financial reporting and control of the Bank’s assets to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. There were no changes in the Bank’s internal control over financial reporting or control of assets during the quarter ended June 30, 2005 that have materially affected, or are reasonably likely to materially affect, the Bank’s internal control over financial reporting or control of assets.

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings

In the ordinary course of operations, we expect to be a party to various legal proceedings. Currently, there are no pending or threatened legal proceedings against the Bank.

Item 6.	Exhibits

The following exhibits are filed as part of this Form 10-QSB:

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Reorganization, dated as of June 9, 2005, between Albemarle First Bank and Millennium Bankshares Corporation (incorporated by reference to Exhibit 2.1 to Form 8-K filed June 13, 2005)

3.1	Articles of Incorporation of Albemarle First Bank (incorporated by reference to Exhibit E-1 to Form 10-SB filed May 1, 2000)

3.2	Bylaws of Albemarle First Bank (incorporated by reference to Exhibit E-2 to Form 10-SB filed May 1, 2000)

31.1	Certification of our Chief Executive Officer pursuant to Rule 13a-14(a) (filed herewith)

31.2	Certification of our Chief Financial Officer pursuant to Rule 13a-14(a) (filed herewith)

32	Certifications of our Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C Section 1350 (filed herewith)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALBEMARLE FIRST BANK (Registrant)

Date: August 12, 2005	/s/ THOMAS M. BOYD, JR.
Thomas M. Boyd, Jr.
President and Chief Executive Officer (principal executive officer)

Date: August 12, 2005	/s/ KENNETH J. POTTER
Kenneth J. Potter
Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

EXHIBIT 31.1

CERTIFICATIONS

I, Thomas M. Boyd, Jr., certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Albemarle First Bank;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: August 12, 2005

/s/ THOMAS M. BOYD, JR.
Thomas M. Boyd, Jr.
President & Chief Executive Officer

EXHIBIT 31.2

CERTIFICATIONS

I, Kenneth J. Potter, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of Albemarle First Bank;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

(a) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b) evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(c) disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5. The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors (or persons performing the equivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: August 12, 2005

/s/ KENNETH J. POTTER
Kenneth J. Potter
Executive Vice President & Chief Financial Officer

EXHIBIT 32

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Chief Executive Officer and Chief Financial Officer of Albemarle First Bank, respectively, certify that to the best of their knowledge and belief, the Quarterly Report on Form 10-QSB for the period ended June 30, 2005, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Albemarle First Bank at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), and no purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.

/s/ THOMAS M. BOYD, JR.	Date: August 12, 2005
Thomas M. Boyd, Jr., President and Chief Executive Officer

/S/ KENNETH J. POTTER	Date: August 12, 2005
Kenneth J. Potter, Executive Vice President and Chief Financial Officer